DocuSign Envelope ID: C80B90A4-2AB3-49BB-A1BA-403AC79C6718

SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

Dated July 29, 2016

			Last	Must Be
	Name of Fund	Fee*	Approved	Approved By
1.	Victory Floating Rate Fund	0.65%	November 30, 2021	December 31, 2022

2.	Victory Global Energy Transition Fund	1.00%	November 30, 2021	December 31, 2022

3.	Victory High Income Municipal Bond Fund	0.50%	November 30, 2021	December 31, 2022

4.	Victory High Yield Fund	0.60%	November 30, 2021	December 31, 2022

5.	Victory INCORE Investment Quality Bond	0.50%	November 30, 2021	December 31, 2022
	Fund

6.	Victory INCORE Low Duration Bond Fund	0.45%	November 30, 2021	December 31, 2022

7.	Victory Sophus Emerging Markets Fund	1.00%	November 30, 2021	December 31, 2022

8.	Victory RS Global Fund	0.60%	November 30, 2021	December 31, 2022

9.	Victory RS Growth Fund	0.75%	November 30, 2021	December 31, 2022

10.	Victory RS International Fund	0.80%	November 30, 2021	December 31, 2022

11.	Victory RS Investors Fund	1.00%	November 30, 2021	December 31, 2022

12.	Victory RS Large Cap Alpha Fund	0.50%	November 30, 2021	December 31, 2022

13.	Victory RS Mid Cap Growth Fund	0.85%	November 30, 2021	December 31, 2022

14.	Victory RS Partners Fund	1.00%	November 30, 2021	December 31, 2022

DocuSign Envelope ID: C80B90A4-2AB3-49BB-A1BA-403AC79C6718

			Last	Must Be
	Name of Fund	Fee*	Approved	Approved By

15.	Victory RS Science and Technology Fund	1.00%	November 30, 2021	December 31, 2022

16.	Victory RS Select Growth Fund	1.00%	November 30, 2021	December 31, 2022

17.	Victory RS Small Cap Equity Fund	0.75%	November 30, 2021	December 31, 2022

18.	Victory RS Small Cap Growth Fund	0.95%	November 30, 2021	December 31, 2022

19.	Victory RS Value Fund	0.85%	November 30, 2021	December 31, 2022

20.	Victory Strategic Income Fund	0.60%	November 30, 2021	December 31, 2022

21.	Victory Tax-Exempt Fund	0.50%	November 30, 2021	December 31, 2022

22.	Victory THB US Small Opportunities Fund	1.15%	February 2, 2021	December 31, 2022

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

Current as of November 30, 2021

VICTORY PORTFOLIOS

By:

Name: Christopher K. Dyer

Title: President

Accepted: 01/04/2022

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief

Administrative Officer